Exhibit 99.1

Company Contact:	Investor Relations Contact:
Robert Lewis, CFO	Kirsten Chapman/Dahlia Bailey
iMergent, Inc.	Lippert/Heilshorn & Associates
801.431.4695	415.433.3777
investor_relations@imergentinc.com	dbailey@lhai.com

iMergent Announces Second Quarter Fiscal 2008 Financial Results

 Reports Total Revenue of $38.9 Million

Delivers $38.3 Million in Net Dollar Volume of Contracts Written

Generates $2.0 Million in Cash Provided by Operating Activities

Repurchased $4.5 Million in Common Stock for the Quarter and $22.5 Million from the Plan’s Inception to Date

OREM, Utah, Feb. 5 - iMergent, Inc., (AMEX: IIG) a leading provider of eCommerce software for small businesses and entrepreneurs, announced financial results for its fiscal second quarter and six months ended December 31, 2007.

Don Danks, chief executive officer of iMergent, stated, “During the last few months of calendar 2007, with the intention to facilitate long-term profitable sales growth, we made some significant changes at iMergent. We developed and began testing StoresOnline™ Express to broaden our potential customer base.  The tests are progressing very well, and in December to enhance delivery of the product suite, we strategically realigned our sales resources.  As a result, our sales team is smaller and comprised of our top performing speakers and sales staff.  We believe this will improve our conversion rates and customer acquisitions.  We are committed to providing superior customer support, and in January we received the prestigious Excellence in Service Operations certification from the Service & Support Professionals Association.”

Fiscal Second Quarter 2008 Compared to 2007

During the three months ended December 31, 2007, the company held 313 workshops, including 89 internationally, compared to 297 workshops, including 82 internationally, in the same quarter of last year.

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Revenues for the second quarter of fiscal 2008 were $38.9 million. This compares to $35.7 million for the second quarter of fiscal 2007.

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Net dollar volume of contracts written was $38.3 million for the quarter, compared to $37.6 million for the second quarter last year.

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Total operating expenses were $39.1 million for the quarter, compared to $30.8 million for the second quarter last year.  This increase reflects the higher cost structure prior to the streamlining of the sales force on December 20, 2007.

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Other income was $2.6 million, which included $2.4 million in interest income, compared to $1.6 million of other income and interest income in the second quarter last year.

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For the three months ended December 31, 2007, net income was $1.6 million, or $0.14 per diluted common share, which included an $844,000 income tax provision. This compares to net income of $11.7 million, or $0.90 per diluted common share, in the same quarter last year, which included an income tax benefit of $5.2 million from the reversal of a valuation allowance against the company’s deferred income tax assets.

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Cash provided by operating activities was $2.0 million, compared to $5.1 million in the prior year’s quarter.

During the quarter, the company repurchased 325,800 shares of its common stock for $4.5 million. Additionally, from January 1, 2008 through February 4, 2008, the company has repurchased 133,560 shares for $1.3 million, bringing the total shares purchased since the program’s commencement in August 2006 to 1,279,365 shares for $22.5 million.

As of December 31, 2007, cash and cash equivalents were $29.5 million; net trade receivables were $41.4 million; working capital was $27.9 million; and working capital excluding deferred revenue was $61.4 million.

Six Months Ended December 31, 2007 Compared to 2006

During the six months ended December 31, 2007, the company held 602 workshops, including 109 internationally, compared to 540 workshops, including 103 internationally, during the six months ended December 31, 2006.

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Revenues for the six months ended December 31, 2007 were $71.4 million compared to $64.7 million for the same period last year.

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Net dollar volume of contracts written was $73.9 million, compared to $70.1 million for the same period last year.

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Total operating expenses were $74.9 million, compared to $57.3 million for the same period last year.

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For the six months ended December 31, 2007, net income was $846,000, or $0.07 per diluted common share, which included a $607,000 income tax provision.  Net income for the six months ended December 31, 2006, was $14.0 million, or $1.07 per diluted common share, which included a $3.6 million income tax benefit resulting from the reversal of a valuation allowance against the company’s deferred income tax assets.

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Cash provided by operating activities was $2.4 million, compared to $8.1 million for the same period last year.

Outlook

“We believe we have taken actions that will positively impact the company’s future bottom line.  We remain focused.  We are committed to our continued growth and, based on recent market trends, we believe iMergent is better positioned to capture additional market share,” Danks concluded.

According to the Wells Fargo and Gallup Small Business Index report dated April 2007, there are 26.8 million small businesses in the United States, of which, approximately 15 million do not have websites.  Of those with websites, approximately nine million have sites without eCommerce functionality.  Additionally, in July 2006, the US Census Bureau reported 70 percent of sole proprietorships generated $887 billion in sales for 2006 and of the 70 percent, 87 percent were non-employer or self-employed businesses.

The company expects revenue to range from $132 million to $140 million, up from the guidance of $121 million to $129 million provided on December 20, 2007.  Expectations for net dollar volume of contracts written remains the same, ranging between $132 million and $140 million.

Conference Call

The company is hosting a conference call today at 1:30 p.m. PT (4:30 p.m. ET).  The call will be broadcast live over the Internet at www.imergentinc.com.  If you do not have Internet access, the telephone dial-in number is 800-639-0297 for domestic participants and 706-634 -7417 for international participants.  Please dial in five to ten minutes prior to the beginning of the call.  A telephone replay will be available through February 7, 2008 by dialing 800-642-1687 for domestic callers or 706-645-9291 for international callers and entering access code 30398872.

Safe Harbor Statement

The statements made in this press release regarding iMergent’s (1) belief of and intention to achieve long-term profitable sales growth, (2) significant changes, (3) development and  testing of StoresOnline(tm) Express to broaden the potential customer base, (4) StoresOnline(tm) Express tests  progressing very well, (5) actions to enhance delivery of the product suite by realigning its sales resources, (6) the sales team being smaller and comprised of its top performing speakers and sales staff, (7) actions will enhance its conversion rates and customer acquisitions, (8) commitment to providing superior customer support, (9) having taken actions that will positively impact the company’s future bottom line,  (10) remaining focused and committed to continued growth, (11) belief based on recent market trends that it is better positioned to capture additional market share, (12) expectation of revenue to range from $132 million to $140 million, (13) expectation of net dollar volume of contracts written to range from $132 million to $140 million, (14) that iMergent has the ability to continue to grow its business throughout the remainder of fiscal 2008 and beyond, (15) that iMergent has the ability to generate new products and initiatives, and other statements that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Such risks and uncertainties include, without limitation, the Company’s ability to increase the net dollar volume of contracts written; the Company properly estimating customer returns and cash collections on financed contracts; the Company’s ability to continue to evaluate and find ancillary products; the Company’s ability to offer best solutions to its customers; the Company’s ability to maintain a very solid customer base; the Company’s ability to have profitable long-term relationships with its customers; that the market for the Company’s products will continue to grow; whether regulatory authorities will bring future actions against the Company; the success of StoresOnline (tm) Pro; the continued ability to increase the number of workshops; the ability to expand operating margins; the fluctuations in the Company’s operating results because of negative publicity, seasonality, competition and other factors; the adverse impact of international or domestic regulatory developments affecting the internet or the Company’s business; the effect of  competitive and economic factors and the Company’s reaction to them; possible disruption in commercial activities caused by terrorist activity and armed conflicts; changes in logistics and security arrangements; reduced purchases relative to security expectations; possible disruption in commercial activity as a result of natural disasters or major health concerns including epidemics; continued competitive pressures in the marketplace; the ability of the Company to successfully evolve its products; costs of and developments in the Company’s pending litigation and SEC investigation; the Company’s ability to generate revenue and profits from current strategic partnerships; the Company’s ability to generate positive cash flows from operating activities; the ability to sell  receivables; the continued ability of the Company to repurchase its common shares and what effect those transactions may have on cash and liquidity; the Company’s ability to expand current markets and develop new markets and establish profitable strategic partnerships; the Company’s ability to continue to finance extended payment term arrangement customer contracts; whether there is continual demand for the Company’s products and services in its target market of small businesses and entrepreneurs for assistance in establishing websites; that the Company can successfully adjust its product financing policy, and that such adjustments to the policy will not negatively impact business or revenues; that the Company is able to leverage its business; that the Company does improve margins and can continue to improve margins; that new products and initiatives in the pipeline will be implemented; that new products and initiatives, if implemented, will improve the customer base and margins of the Company; that the Company can broaden its training and education programs as well as offer new products and solutions; that if the Company is able to broaden its training and education programs as well as offer new products and solutions that such actions will have a positive impact on the Company, its customers, its customer relationships, its margins or revenues; and, that the growth strategy undertaken by the Company will be successful.  For a more detailed discussion of risk factors that may affect iMergent’s operations, please refer to the Company’s Form 10-K for the year ended June 30, 2007, and the Forms 10-Q for the periods ended September 30, 2007 and December 31, 2007. These forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update such forward-looking statements, except as required by law.

About iMergent

iMergent provides eCommerce solutions to entrepreneurs and small businesses enabling them to market and sell their business products or ideas via the Internet.  Headquartered in Orem, Utah, the company sells its proprietary StoresOnline software and training services, which help users build successful Internet strategies to market products, accept online orders, analyze marketing performance, and manage pricing and customers.  In addition to software, iMergent offers site development, web hosting and marketing products.  iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs.  These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases. iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

iMERGENT, INC.  AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Dollars in thousands, except per share data)

(unaudited)

	December 31, 2007	June 30, 2007
Assets
Current Assets:
Cash and cash equivalents	$29,476	$36,859
Trade receivables, net of allowance for doubtful accounts of $13,235 as of December
31, 2007 and $11,904 as of June 30, 2007	30,190	26,814
Note receivable	1,030	1,000
Income taxes receivable	-	295
Inventories	432	427
Deferred income tax assets	5,334	6,349
Prepaid expenses and other	6,520	4,156
Total Current Assets	72,982	75,900
Certificate of deposit	500	500
Long-term trade receivables, net of allowance for doubtful accounts of $5,039
as of December 31, 2007 and $5,610 as of June 30, 2007	11,220	12,096
Property and equipment, net	1,720	1,786
Deferred income tax assets	4,858	4,387
Intangible assets	1,137	1,276
Merchant account deposits and other	700	765
Total Assets	$93,117	$96,710
Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,302	$3,174
Accrued expenses and other	7,200	4,749
Income taxes payable	116	1,924
Deferred revenue, current portion	33,453	30,298
Total Current Liabilities	45,071	40,145
Deferred revenue, net of current portion	11,491	12,157
Other	213	-
Total Liabilities	56,775	52,302
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	-	-
Common stock, par value $0.001 per share - authorized 100,000,000 shares; 11,632,131 shares outstanding as of December 31, 2007 and 12,106,707 shares outstanding
as of June 30, 2007	12	12
Additional paid-in capital	59,477	68,190
Accumulated deficit	(23,147)	(23,794)
Total Stockholders’ Equity	36,342	44,408
Total Liabilities and Stockholders’ Equity	$93,117	$96,710

iMERGENT, INC. AND SUBSIDIARIES

Condensed Consolidated Income Statements

(Dollars in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
Revenues:
Product and other	$30,618	$29,821	$55,525	$55,134
Commission and other	8,298	5,854	15,854	9,550
Total revenues	38,916	35,675	71,379	64,684
Operating expenses:
Cost of product and other revenues	12,281	11,375	23,985	20,684
Selling and marketing	20,985	15,331	39,196	28,249
General and administrative	5,280	3,833	10,758	7,874
Research and development	513	253	992	488
Total operating expenses	39,059	30,792	74,931	57,295
Income (loss) from operations	(143)	4,883	(3,552)	7,389
Other income (expense):
Interest income	2,365	1,628	4,699	2,995
Interest expense	-	(1)	-	(3)
Other income (expense), net	269	5	306	21
Total other income, net	2,634	1,632	5,005	3,013
Income before income tax benefit	2,491	6,515	1,453	10,402
Income tax benefit (provision)	(844)	5,188	(607)	3,629
Net income	$1,647	$11,703	$846	$14,031
Net income per common share:
Basic	$0.14	$0.95	$0.07	$1.13
Diluted	$0.14	$0.90	$0.07	$1.07
Dividends per common share:
Basic	$0.11	$-	$0.22	$-
Diluted	$0.11	$-	$0.22	$-
Weighted average common shares
outstanding:
Basic	11,855,533	12,365,203	11,960,303	12,365,841
Diluted	12,015,048	13,061,113	12,119,818	13,060,096

iMERGENT, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Dollars in thousands)

(unaudited)

	Six Months Ended December 31,
Increase (decrease) in cash and cash equivalents	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$846	$14,031
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	580	260
Expense for stock options issued to employees	1,201	1,387
Expense for stock options issued to consultants	-	34
Changes in assets and liabilities:
Trade receivables	(2,530)	(8,536)
Inventories	(5)	(34)
Income taxes receivable	295	-
Prepaid expenses and other	(2,364)	12
Merchant account deposits and other	65	144
Deferred income tax asset	544	(3,910)
Other long-term liabilities	14	-
Accounts payable, accrued expenses and other liabilities	3,091	(1,049)
Deferred revenue	2,489	5,368
Income taxes payable	(1,808)	344
Net cash provided by operating activities	2,418	8,051
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(375)	(513)
Net cash used in investing activities	(375)	(513)
CASH FLOWS FROM FINANCING ACTIVITIES
Repurchase of common stock	(6,996)	(1,566)
Proceeds from exercise of stock options and related tax benefit	180	1,188
Principal payments on capital lease obligations	-	(42)
Dividend payments	(2,610)	-
Net cash used in financing activities	(9,426)	(420)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(7,383)	7,118
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	36,859	30,023
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$29,476	$37,141
Supplemental disclosures of non-cash transactions:
Repurchase of common stock included in accrued liabilities	$488	$-
Cash paid during the year for:
Interest	-	3
Income taxes	1,773	190

NON-GAAP MEASURES

Net Dollar Volume of Contracts Written

Sales of products purchased by customers under extended payment term arrangements are deferred and recognized as revenue as cash payments are received from customers, typically over two years.  Furthermore, because of the inconsistency in the number of workshops conducted during the last three business days during each fiscal quarter and due to the fact that revenue is not recognized for sales at workshops conducted during the last three business days of each fiscal quarter, management believes that the Net Dollar Volume of Contracts Written is a relevant metric to understand the operations of the Company.  Net Dollar Volume of Contracts Written represents the gross dollar amount of contracts executed during the period less estimates for bad debts, and estimates for customer returns.  Net Dollar Volume of Contracts Written is not equivalent to revenue recognized in accordance with US GAAP.  In contrast, revenue recognized in accordance with US GAAP represents cash contracts written net of estimated customer returns plus actual cash collections on financed contracts.  Actual collections on financed contracts and the amount of customer returns may differ materially from original estimates.  However, the Company has several years of experience with the financing arrangements and products and services offered to its customers.  Consequently, management believes it has a reasonable basis for its estimates.

Management uses this non-GAAP measure to evaluate the results of the Company’s operations because Net Dollar Volume of Contracts Written is the primary factor that influences cost of revenue and selling and marketing expenses, which are typically recognized at the time the contract is written but no later than the expiration of the customer’s three-day cancellation period.  Consequently, management prepares its operating budgets and measures the Company’s operating performance based upon the Net Dollar Volume of Contracts Written during the period.

Certain Costs of Revenue and Selling and Marketing Expenses

The Company recognizes sales commissions and software royalties as costs of revenue at the time the related sales are deemed final, i.e. upon expiration of the customers’ three-day cancellation period in accordance with U.S. GAAP.  Additionally, the Company recognizes direct-response advertising costs as selling and marketing expenses in accordance with SOP 93-7 as the related cash sales are recognized as revenues.

The Company conducted 26 workshops during the last three business days of September 2007.  Consequently, $1,527,000 of cash sales were deferred and recognized in October 2007.  Additionally, the related costs of revenue totaling $300,000 and the related selling and marketing expenses totaling $1,072,000 were recognized in October 2007.  The Company did not conduct any workshops during the last three business days of December 2007.

The Company conducted 18 workshops during the last three business days of September 2006.  Consequently, $1,540,000 of cash sales were deferred and recognized in October 2006.  Additionally, the related costs of revenue totaling $237,000 and the related selling and marketing expenses totaling $450,000 were recognized in October 2006.  The Company did not conduct any workshops during the last three business days of December 2006.

The Company conducted 13 workshops during the last three business days of June 2007.  Consequently, $804,000 of cash sales were deferred and recognized in July 2007.  Additionally, the related costs of revenue totaling $167,000 and the related selling and marketing expenses totaling $386,000 were recognized in July 2007.  The Company did not conduct any workshops during the last three business days of June 2006.

Reconciliation of Net Dollar Volume of Contracts Written

The following table summarizes the activity within deferred revenue and the Net Dollar Volume of Contracts Written for the three and six months ended December 31, 2007 and 2006, and reconciles the Net Dollar Volume of Contracts Written with US GAAP revenue as reported in the Company’s financial statements.

	Three Months Ended December 31,
	2007	2006
	(in thousands)
Deferred revenue, beginning of period	$45,580	$32,189
Less: Cash product sales during the last three business days of September	(1,527)	(1,540)
Remaining net change in deferred revenue	891	3,476
Deferred revenue, end of period	$44,944	$34,125
	2007	2006
Total revenue recognized in financial statements in accordance with US GAAP	$38,916	$35,675
Less: Cash product sales during the last three business days of September	(1,527)	(1,540)
Remaining net change in deferred revenue	891	3,476
	$38,280	$37,611

	Six Months Ended December 31,
	2007	2006
	(in thousands)
Deferred revenue, beginning of period	$42,455	$28,757
Less: Cash product sales during the last three business days of June	(804)	-
Remaining net change in deferred revenue	3,293	5,368
Deferred revenue, end of period	$44,944	$34,125
	2007	2006
Total revenue recognized in financial statements in accordance with US GAAP	$71,379	$64,684
Less: Cash product sales during the last three business days of June	(804)	-
Net Dollar Volume of Contracts Written, non-GAAP	3,293	5,368
	$73,868	$70,052